Exhibit 10.10

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of March 13, 2024, by and among (i) Michael Seifert (the “Holder”) and the undersigned Investors (together, the “Investors”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Note Purchase Agreements.

WHEREAS, contemporaneously herewith, PSQ Holdings, Inc., a Delaware corporation (the “Company”) and each of the Investors entered into a Note Purchase Agreements (the “Note Purchase Agreements”) pursuant to which such Investor will purchase from the Company convertible promissory notes (the “Notes”).

WHEREAS, as a condition to the willingness of the Investors to enter into the Note Purchase Agreements and as an inducement and in consideration therefor, the Holder desires to enter into this Agreement in order for Holder to provide certain assurances to the Investors regarding the manner in which Holder is bound hereunder to vote any shares of capital stock of the Company which Holder beneficially owns, acquires, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Note Purchase Agreements.

WHEREAS, for all purposes hereunder, (i) any actions or determinations to be made by or with respect to Investors shall be made by the Investor(s) holding, as of the relevant date, a majority in interest of the then outstanding Note Securities, as such term is defined in the Note Purchase Agreements and (ii) any notices or other items deliverable to the Investors shall be delivered to each Investors in accordance with Section 4(g) hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Covenant to Vote in Favor of Transactions.

Holder agrees, with respect to all of the Shares:

(a)	To support and to vote in favor of any proposals presented to holders of Company Class C common stock, par value $0.0001 per share (“Class C Shares”), in connection with the Note Purchase Agreements or the Notes, to the extent such approvals are sought in the Company’s sole discretion; and

(b)	Except for transfers expressly permitted by, and effected in accordance with, Section 2(b), not to deposit, except as provided in this Agreement, any Shares owned by Holder or its affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Investors in connection with the Note Purchase Agreements.

2.	Other Covenants.

(a)	No Transfers. Holder agrees that during the Voting Period it shall not, without the Investors’ prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Shares; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities laws or the Company’s organizational documents, as in effect on the date hereof) with respect to any or all of the Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. Holder agrees with, and covenants to, the Investors that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Security during the term of this Agreement without the prior written consent of the Investors, and the Company hereby agrees that it shall not effect any such Transfer.

(b)	Permitted Transfers. Section 2(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual order, by divorce decree or by will, intestacy or other similar applicable law, so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

3.	Representations and Warranties of Holder. Holder hereby represents and warrants to the Investors as follows:

(a)	Binding Agreement. Holder is of legal age to execute this Agreement and is legally competent to do so. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Investors is entering into the Note Purchase Agreements in reliance upon the execution and delivery of this Agreement by Holder.

(b)	Ownership of Securities. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares and, to the extent applicable, the other securities issued by the Company set forth under Holder’s name on the signature page hereto (collectively, the “Securities”), is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities (to the extent such Securities have associated voting rights), and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws, the Company’s organizational documents or the Stockholders, in each case as in effect on the date hereof.

(c)	No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Securities or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)	No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement and the Stockholders Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

4.	Miscellaneous.

(a)	Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Investors or the Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Investors and the Holder, (ii) the Closing (as defined in the Note Purchase Agreements) (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), and (iii) the date of termination of the Note Purchase Agreements in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s willful breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4(a) shall survive the termination of this Agreement.

(b)	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Investors, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. The Investors may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)	Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 4(g). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f)	Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or.” The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Investors: [notice information]
If to the Holder: Michael Seifert 250 S Australian Avenue Suite 1300 West Palm Beach, FL 33401 Email: michael@publicsq.com with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Ave, NW, Suite 900
Washington, DC 20001
Attn: Jon Talcott
E-mail: jon.talcott@nelsonmullins.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Meredith Laitner, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300

(h)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Investors and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)	Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)	Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Investors will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Investors shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)	Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l)	No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder and the Investors, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with the Investors. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Investors any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

(m)	Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)	Entire Agreement. This Agreement (together with the Note Purchase Agreements to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Note Purchase Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Investors or any of the obligations of Holder under any other agreement between Holder and the Investors or any certificate or instrument executed by Holder in favor of the Investors, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Investors or any of the obligations of Holder under this Agreement.

(o)	Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Support Agreement to be effective as of the date first written above.

INVESTORS:

Fountain Ripple IV, LLC

By:	/s/ W. Davis Pilot III
Name:	W. Davis Pilot III
Title:	Manager

Pilot Patriot 324, LLC
By	Pilot Capital Partners, Inc., its Manager

By:	/s/ Travis B. Goodloe, Jr.
Name:	Travis B. Goodloe, Jr.
Title:	Secretary

IN WITNESS WHEREOF, the parties have executed this Support Agreement to be effective as of the date first written above.

HOLDER:

Michael Seifert
/s/ Michael Seifert

Number of Shares, Options and Other Company Securities:

Company Stock: 3,213,678 shares of Class C Common Stock

Company Options:________________________________________

Other Company Securities:_________________________________